                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             Johnson Controls, Inc.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                         [JOHNSON CONTROLS, INC. LOGO]

                             JOHNSON CONTROLS, INC.
                             5757 N. Green Bay Ave.
                           Milwaukee, Wisconsin 53209
                          ANNUAL SHAREHOLDERS MEETING
                           NOTICE AND PROXY STATEMENT

ANNUAL MEETING:          January 24, 2001     Italian Community Center
                         2:00 p.m.              631 East Chicago
                                                  Milwaukee, WI 53202

RECORD DATE:             November 16, 2000. If you were a shareholder at the
                         close of business on that date, then you may vote at the meeting. If you hold the Company's Common Stock, then you are entitled to one vote per share. If you hold the Company's Preferred Stock (each share consists of 10,000 units) you are entitled to two votes per unit. There is no cumulative voting. On the record date, 86,047,604 shares of our Common Stock were outstanding and 250.5421 shares of our Preferred Stock were outstanding.

AGENDA: The purpose of the meeting is to vote on the following proposals:

                         1. The election of 4 directors.

                         2. The approval of PricewaterhouseCoopers LLP as our
                            independent auditors for 2001.

                         3. Consideration of a shareholder proposal to adopt
                            global corporate standards.

                         4. To transact such other business as may properly come
                            before the Meeting and any adjournment thereof.

                         Unless you tell us in your proxy to vote differently, we will vote your returned telephone, Internet or written proxies "FOR" the Board's nominees in agenda item 1 and "FOR" agenda item 2. Unless you tell us in your proxy to vote differently, we will vote your returned telephone, Internet or written proxies "AGAINST" the shareholder proposal referenced in agenda item 3. The Board or proxy holders will use their discretion on other matters that may arise at the meeting. If a nominee cannot or will not serve as a director, then the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

PROXIES
SOLICITED BY:            The Board of Directors.

FIRST MAILING DATE:      The Company anticipates first mailing this proxy
                         statement on December 1, 2000.

REVOKING YOUR PROXY:     You may revoke your proxy before it is voted at the
                         meeting. To revoke:

                         Deliver a signed, written revocation letter, dated later than the proxy, to John P. Kennedy, Secretary, at our Milwaukee address listed on the first page;

                         Submit a telephone, Internet or written proxy with a later date; or

                         Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

PROXY SOLICITATION:      The Company will primarily solicit proxies by mail and
                         will cover the expense of such solicitation. D.F. King
                         & Co., Inc., will help us solicit proxies for all brokers and nominees at a cost of $11,000 plus their expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

ANNUAL REPORT:           The Company's 2000 Annual Report is being mailed to you
                         with this proxy statement.

YOUR COMMENTS:           Your comments about any aspects of our business are
                         welcome. You may use the space provided on the proxy card or by calling 1-800-524-6220 (Option 4) for this purpose, if desired.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT
  PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COST OF THIS SOLICITATION.

TABLE OF CONTENTS

*ELECTION OF DIRECTORS......................................      3
*SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.....      7
*CONSIDERATION OF SHAREHOLDER PROPOSAL......................      8
BOARD INFORMATION...........................................     10
BOARD COMPENSATION..........................................     12
COMPENSATION COMMITTEE REPORT...............................     13
PERFORMANCE GRAPH...........................................     18
EXECUTIVE COMPENSATION......................................     19
EMPLOYMENT AGREEMENTS.......................................     24
JOHNSON CONTROLS SHARE OWNERSHIP............................     25
VOTING PROCEDURES...........................................     26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     27
SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR
  NOMINATIONS...............................................     27
MAP TO ANNUAL MEETING.......................................     29
EXHIBIT A
EXHIBIT B

-------------------------
* Agenda items for the Annual Meeting

                             ELECTION OF DIRECTORS

BOARD STRUCTURE:                The Board of Directors consists of 12 members.
                                The directors are divided into three classes. At each annual meeting, the term of one class expires. Directors in each class serve for three-year terms, or until the director's earlier retirement pursuant to the Board of Directors Retirement Policy.

                                 BOARD NOMINEES

NOMINEES FOR TERMS TO EXPIRE AT THE 2004 ANNUAL MEETING:

[Andrews Photo]        WILLIAM F. ANDREWS  Director since 1991
                       Age 69
                       Chairman of Northwestern Steel and Wire Co., since 1999.
                       Chairman of Scovill Fasteners Inc., since 1995. Chairman,
                       Corrections Corporation of America, since 2000. Chairman,
                       President and Chief Executive Officer, Amdura Corporation
                       from 1993-1996. President and Chief Executive Officer, UNR
                       Industries Inc., Chicago, Illinois (diversified
                       manufacturer) from 1991-1993, President of Massey Investment
                       Co., Nashville, Tennessee (private investment company) from
                       1989-1990, and Chairman, CEO and President of Singer Sewing
                       Machine Company (SSMC) Inc., Shelton, Connecticut
                       (diversified manufacturer) from 1986-1989. Mr. Andrews is a director of Black Box Corp., Corrections Corporation of
                       America, Katy Industries, Navistar International
                       Corporation, Northwestern Steel & Wire Co., and Trex Co. Mr.
                       Andrews is a member of the Compensation and Pension and
                       Benefits Committees.

[Barnett Photo]        ROBERT L. BARNETT  Director since 1986
                       Age 60
                       Executive Vice President and President, Commercial,
                       Government and Industrial Solutions Sector, Motorola, Inc.
                       (manufacturer of electronics products), Schaumburg,
                       Illinois, June 1998-present. Executive Vice President and
                       President, Motorola Inc., Land Mobile Products Sector,
                       Motorola Inc., March 1997 -- March 1998. Corporate Vice
                       President, iDen Group, Motorola Inc., May 1995 -- March
                       1997. Consultant in the field of international
                       communications 1992-1993. Vice-Chairman, Ameritech and
                       President, Ameritech Bell Group, American Information
                       Technologies Corporation, Chicago, Illinois
                       (telecommunications) 1989-1993 and President, Ameritech
                       Enterprise Group, 1987-1989. Mr. Barnett is a director of
                       USG Corp., Central Vermont Public Service. Mr. Barnett is a
                       member of the Executive and the Pension and Benefits
                       Committees and the Chairman of the Directors Committee.

[Davis Photo]          WILLIE D. DAVIS                       Director since 1991
                                                                          Age 66
                       President of All Pro Broadcasting Incorporated, Los
                       Angeles, California (radio broadcasting), since 1977. Mr.
                       Davis is a director of Alliance Bank Co., Dow Chemical
                       Company, Kmart Corporation, MGM Grand Inc., Sara Lee
                       Corporation, Strong Capital Management, MGM Inc., and
                       Wisconsin Energy, Inc. Mr. Davis is a member of the Audit
                       and the Directors Committees.

[Teerlink Photo]       RICHARD F. TEERLINK                   Director since 1994
                                                                          Age 64
                       Retired Chairman of the Board and President and Chief
                       Executive Officer of Harley-Davidson, Inc., Milwaukee,
                       Wisconsin, December 1998 and June 1997, respectively. Mr.
                       Teerlink served as President and Chief Operating Officer
                       of Harley-Davidson since March 1988. Mr. Teerlink remains
                       a member of the board of directors of Harley-Davidson,
                       Inc. Mr. Teerlink is a director of Snap-on, Incorporated.
                       He is a member of the Audit and the Executive Committees.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ITS NOMINEES

                              CONTINUING DIRECTORS

TERMS EXPIRE AT THE 2002 ANNUAL MEETING:

[BLACK PHOTO]          NATALIE A. BLACK                      Director since 1998
                                                                          Age 50
                       Sr. Vice President, Kohler Co., Kohler, Wisconsin
                       (manufacturer and marketer of plumbing products and
                       furniture) since 1986. Group President -- Interiors from
                       1986 through 2000 and Vice President from 1983 through
                       1986. Ms. Black has also served as General Counsel for
                       Kohler Co. since 1991. Ms. Black is a member of the
                       Directors Committee.


[CORNOG PHOTO]      ROBERT A. CORNOG                         Director since 1992
                    Age 60
                    President, Chief Executive Officer and Chairman of the
                    Board of Directors of Snap-on, Incorporated, Kenosha,
                    Wisconsin (tool manufacturer) since 1991. Mr. Cornog is a
                    director of Snap-on Incorporated and Wisconsin Energy
                    Corporation. Mr. Cornog is a member of the Audit and the
                    Executive Committees.

[KEYES PHOTO]       JAMES H. KEYES                           Director since 1985
                    Age 60
                    Chairman and Chief Executive Officer, Johnson Controls,
                    Inc., Milwaukee, Wisconsin. In 1985 Mr. Keyes was named
                    Executive Vice President and subsequently became Chief
                    Operating Officer and a member of the Board of Directors.
                    He became President of Johnson Controls, Inc., in 1986, its
                    Chief Executive Officer in 1988, and Chairman in 1993. Mr.
                    Keyes is a director of the Federal Reserve Bank of Chicago,
                    LSI Logic Corporation and Pitney Bowes, Inc. Mr. Keyes is
                    Chairman of the Executive Committee.

[LACY PHOTO]        WILLIAM H. LACY                          Director since 1997
                    Age 55
                    President and Chief Executive Officer (1987 to 1996) and
                    Chairman and Chief Executive Officer (1996 to 1999) and
                    Chief Executive Officer (1996-1998) of Mortgage Guaranty
                    Insurance Corporation (MGIC), and Chairman and Chief
                    Executive Officer of its parent company, MGIC Investment
                    Corporation, Milwaukee, Wisconsin, since 1987. Mr. Lacy
                    also serves on the Board of Directors of C2, Inc., Pedestal,
                    Inc., and IMX Exchange. Mr. Lacy is a member of the
                    Compensation and the Pension and Benefits Committees.

TERMS EXPIRE AT THE 2003 ANNUAL MEETING:

[BARTH PHOTO]          JOHN M. BARTH                         Director since 1997
                                                                          Age 54
                       President, Chief Operating Officer and member of the
                       Board of Directors, Johnson Controls, Inc., since
                       September 1998 and Executive Vice President since 1991.
                       In 1987, Mr. Barth was named Vice President and General
                       Manager of the Plastics Technology Group. In 1990, he
                       became Vice President and General Manager of the Plastics
                       Technology Group and the Automotive Systems Group. Mr.
                       Barth is a director of Handleman Company. Mr. Barth also
                       serves as a member of the Executive Committee.

[BRUNNER PHOTO]        PAUL A. BRUNNER                       Director since 1983
                                                                          Age 65
                       President and Chief Executive Officer, Spring Capital
                       Inc., Stamford, Connecticut (international investment
                       management), since 1985. President and Chief Executive
                       Officer, ASEA, Inc., 1982-1984. President and Chief
                       Executive Officer, Crouse Hinds Co., 1967-1982. Mr.
                       Brunner is the Chairman of the Audit Committee and member
                       of Compensation Committee.

[MORCOTT PHOTO]        SOUTHWOOD J. MORCOTT                  Director since 1993
                                                                          Age 62
                       Chairman (1990-2000), President (1986-1996), and Chief
                       Executive Officer from 1989-1999 of Dana Corporation,
                       Toledo, Ohio (vehicular and industrial systems
                       manufacturer). Mr. Morcott is a director of CSX
                       Corporation, Navistar Corporation and Phelps-Dodge
                       Corporation. Mr. Morcott is Chairman of the Compensation
                       Committee and member of the Directors Committee.

[WHITAKER JR. PHOTO]   GILBERT R. WHITAKER JR.               Director since 1986
                                                                          Age 69
                       Dean and H.J. Nelson Professor of Business Economics,
                       Jesse Jones Graduate School of Management, Rice
                       University since June 1997. Professor of Business
                       Economics, University of Michigan, 1979 through 1997.
                       Provost and Executive Vice President for Academic
                       Affairs, University of Michigan, 1990-1996. Mr. Whitaker
                       served as Dean, School of Business Administration,
                       University of Michigan 1979-1990. Mr. Whitaker is a
                       director of Lincoln National Corporation and Structural
                       Dynamics Research Corp. Mr. Whitaker is Chairman of the
                       Pension and Benefits Committee.


             SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2001

                        We ask that you approve the appointment of PricewaterhouseCoopers LLP as our independent auditors:

                        PricewaterhouseCoopers LLP, formally known as Price Waterhouse, has audited our accounts for many years. The Board appointed them as independent auditors for 2001 upon recommendation of the Audit Committee.

                        We expect a representative of PricewaterhouseCoopers to attend the meeting, respond to appropriate questions and be given an opportunity to speak.

                        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                        RATIFICATION OF THE APPOINTMENT OF
                        PRICEWATERHOUSECOOPERS LLP AS JOHNSON CONTROLS' INDEPENDENT AUDITORS FOR 2001.

          SHAREHOLDER PROPOSAL FOR A GLOBAL SET OF CORPORATE STANDARDS

Two shareholders, the Benedictine Sisters, 530 Bandera Road, San Antonio, Texas, 78228, owner of 260 shares of Johnson Controls Common Stock, and the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois, 60201, owner of 76,100 shares of Johnson Controls Common Stock, have informed the Company that they intend to present jointly the following proposal at the meeting:

Whereas, our company, as a global corporation, faces numerous complex problems which also affect our interests as shareholders. The international context within which our company operates is becoming increasingly diverse as we enter the millennium.

Companies operating in the global economy are faced with important concerns arising from diverse cultures, political and economic contexts. These concerns require management to address issues beyond the traditional business focus. These include human rights, workers' right to organize and bargain collectively, non-discrimination in the workplace and sustainable community development. Companies should find effective ways to eliminate the use of child labor and forced labor.

We believe global companies need to operationalize comprehensive codes of conduct, such as those found in the "Principles for Global Corporate
Responsibility: Bench Marks for Measuring Business Performance", developed by an international group of religious investors. Companies need to formulate policies, programs and practices to address the challenges they face in the global marketplace.

A New York Times editorial stated, "[Corporations] should hold themselves to some guidelines. Their own practices should not be abusive, even if local laws allow it. This means giving workers wages they can live on and good working conditions." ("Corporations and Conscience", Dec. 6, 1998).

Our company should be in a position to assure shareholders that its employees are treated fairly and paid a sustainable living wage wherever they work in the global economy. One important element of ensuring compliance is the utilization of independent monitors consisting of respected local human rights, religious and other non-governmental organizations. A number of global companies are involved in the development of credible code enforcement mechanisms that include independent monitoring.

Improving the quality of life for employees and their communities can lead to productivity enhancing the bottom line for the company.

RESOLVED, the shareholders request the Board of Directors to review or amend, where applicable, its code or standards for its international operations and to report a summary of this review to shareholders by October 2001.

                              SUPPORTING STATEMENT

     We recommend the review include the following areas:

1. A description of policies which are designed to protect human rights -- civil, political, social, cultural and economic -- consistent with respect for human dignity and international labor rights standards.

2. A report of efforts to ensure that the company does not employ children under the age of fifteen, or younger than the age of completing compulsory education in the country of manufacture where such age is higher than fifteen.

3. A report of company policies ensuring that there is no use of forced labor (e.g. prison labor, indentured labor or bonded labor).

4. Establishment of consistent standards for workers' health and safety, practices for handling hazardous wastes and protection of the environment, as well as promoting a fair and dignified quality of life for workers and their communities.

We believe a company poised to compete in the 21st Century needs comprehensive global standards to guide them.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS
               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
                                  THE PROPOSAL

Since 1990, the Company has implemented an Ethics Policy that directly addresses the issues raised in this proposal, as well as other issues that the company feels are essential to promote the well-being of our employees, shareholders, and customers throughout the world. Specifically, it contains the company's policies on promoting health, safety, equal opportunity and diversity. This policy is attached as Exhibit "A" to this proxy statement.

The Company has extensive procedures in place to affect compliance with the Ethics Policy. It is translated into 13 different languages and is distributed to our employees around the globe. The policy is also made available through an internal electronic database so that all employees may have instant access to it. The Company maintains a "hotline" and encourages employees to report any concerns or failures in compliance. Individuals who manage company functions or employees are required to sign a Certificate of Compliance to show that they received the policy and that they agree to abide by its terms. The Company's law department conducts training sessions throughout the world to educate employees on the policy and their responsibilities under it. The Company also has an internal audit committee that monitors compliance on a yearly basis and provides a summary of its activities and findings to the Board of Director's audit committee.

The Company values its employees and believes that they are the foundation of our strength and success. The Ethics Policy demonstrates our continuing commitment to giving our employees the protection and support needed to be successful. A similar proposal was submitted for a vote during the 2000 Annual

Meeting. After consideration by the shareholders, 90.38% of them voted down that proposal.

          FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                             "AGAINST" THE PROPOSAL

An affirmative vote of the majority of votes cast by the shareholders is required to approve the proposal.

                               BOARD INFORMATION

BOARD MEETINGS:          In 2000, the Board held a total of six regular
                         quarterly and special meetings. All of the directors attended at least 90% of his or her Board and committee meetings.

BOARD COMMITTEES:        EXECUTIVE COMMITTEE: The primary functions of the
                         committee are to exercise all the powers of the Board when the Board is not in session, as permitted by law.
                         The Executive Committee held no meetings last year.
                         Members: Mr. Keyes, Chairman, and Messrs. Barnett,
                         Barth, Cornog and Teerlink.

                         AUDIT COMMITTEE: The primary functions of the committee are to:

                         - Review the internal controls established by
                           management;

                         - Assess the financial reporting process and selection
                           of accounting policies;

                         - Review management's evaluation and proposed selection
                           of independent accountants;

                         - Review the audit plans prepared by internal audit and
                           independent accountants;

                         - Review significant issues concerning litigation,
                           contingent liabilities, tax and insurance as reflected in periodic reports to the SEC;

                         - Review management information systems;

                         - Review and monitor compliance procedures; and

                         - Report the results of these activities to the Board
                           on a periodic basis.

                         The Audit Committee held four meetings last year. All members are non-employee directors. Members: Mr. Brunner, Chairman, and Messrs. Cornog, Davis and Teerlink.

                         COMPENSATION COMMITTEE: The primary functions of the committee are to:

                         - Recommend to the Board the selection and retention of
                           officers and key employees;

                         - Recommend salary structures, officer gradings, and
                           salaries for elected officers;

                         - Administer and recommend amendments to the executive
                           compensation plans;

                         - Review and recommend salary adjustments of the Chief
                           Executive Officer;

                         - Recommend to the Board bonus awards, income and other
                           compensation to executive officers;

                         - Recommend officer compensation packages and the
                           approval of disclosure statements;

                         - Review the Company's executive compensation programs
                           with outside consultants; and

                         - Recommend management succession.

                         The Compensation Committee held four meetings last year. Members: Mr. Morcott, Chairman, and Messrs. Andrews, Brunner and Lacy.

                         DIRECTORS COMMITTEE: The primary functions of the committee are to:

                         - Recommend to the Board nominees for directors;

                         - Consider shareholder nominated candidates for
                           election as directors;

                         - Recommend the size and composition of the Board;

                         - Develop guidelines and criteria for the
                           qualifications of directors;

                         - Recommend director compensation programs;

                         - Recommend committees and committee structure for the
                           Board;

                         - Recommend performance criteria for the Board and to
                           review its performance;

                         - Review and recommend corporate governance practices
                           and policies of the Company; and

                         - Review conflicts of interest that may affect
                           directors.

                         The Directors Committee held six meetings last year.
                         Members: Mr. Barnett, Chairman, Ms. Black and Messrs. Davis and Morcott.

                         PENSION AND BENEFITS COMMITTEE: The primary functions of the committee are to:

                         - Review actuarial assumptions and actuarial valuation
                           of the pension plans on an annual basis;

                         - Review investment policies of the funds of employee
                           benefit plans;

                         - Select and terminate investment managers as
                           appropriate;

                         - Review with investment advisors past performance and
                           current investment strategy;

                         - Review and approve the adoption of any new trust
                           agreements or master trusts implementing the plans;

                         - Monitor Company policies affecting employee benefit
                           plans; and

                         - Review plan provisions annually, and propose
                           amendments when necessary.

                         The Pension and Benefits Committee held five meetings last year. Members: Mr. Whitaker, Chairman, and Messrs. Andrews, Barnett and Lacy.

                               BOARD COMPENSATION

RETAINER AND FEES:       Non-employee directors receive a $42,500 annual
                         retainer. To encourage such directors to own our shares, they receive 50% of their retainer in our Common Stock each year. The stock is priced as of the date of the Annual Meeting. New Directors also receive a grant of 400 shares of Common Stock upon election or appointment and a pro rata share of the annual retainer for the remainder of that year. This stock is priced as of the date of the first meeting of the Board at which the new director participates. Directors also receive
                         $1,500 for each Board or committee meeting they attend, or $2,000 for each meeting they attend of which they are the Chairperson. We also reimburse directors for any related expenses.

RETIREMENT PLAN:         The former Directors' Retirement Plan was discontinued
                         as of September 30, 1998 and was replaced by a Director
                         Share Unit Plan. Non-employee directors are eligible to participate in the Director Share Unit Plan. The
                         Company
                         credits $25,000 worth of stock units annually into each non-employee director's account at the then current market price. Such units are accumulated and credited with dividends until retirement at which time the units will be paid out based upon the market price of the Common Stock at that time.

MEDICAL PLAN:            Current directors who are not covered by other
                         insurance and who are under 70 years of age may purchase medical coverage on the same basis as Company employees.

                         COMPENSATION COMMITTEE REPORT

THE COMMITTEE:           The Compensation Committee is composed only of
                         independent directors. The committee exercises the Board's powers in compensating executive officers of our Company and its subsidiaries. We make every effort to see that our compensation program is consistent with the values of our Company and furthers its business strategy.

OVERALL OBJECTIVES:      The Company aligns executive compensation with its
                         values and business objectives. The objectives target customer satisfaction, technology, growth, market leadership and shareholder value. The Compensation
                         Committee has established a program to:

                         Attract and retain key executives critical to the long-term success of the Company.

                         Reward executives for long-term strategic management and the enhancement of shareholder value.

                         Integrate compensation programs, which can focus on after-tax return on shareholders equity, return on investment and growth.

                         Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels.

                         Preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, the Committee may authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its shareholders.

EXECUTIVE
COMPENSATION
GENERALLY:               The Compensation Committee reviews executive pay each
                         year. Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives, and how he or she might contribute to our future success. We also look at the Company's financial performance and the compensation levels at comparable companies.

                         To meet the objectives, we studied competitive compensation data based on surveys provided to the Committee by an independent compensation consultant. The survey for officers and senior managers involved 22 companies. We made adjustments to account for differences in annual sales of our Company and those companies in the survey.

TOTAL COMPENSATION:      Annual executive compensation consists of a base salary
                         and incentive compensation.

                         Approximately 78% of the total compensation paid to the executive officer group is performance related. This is comparable to the average of the companies in the executive compensation survey. Doing so helps encourage performance that increases the value of your shares.

                         The Committee sets target minimum and maximum performance levels for our annual and long-term incentive plans substantially above the prior year's target goals, and prior year's actual performance. Doing so motivates the officers to encourage future growth and keeps the goals challenging. The Company continues to exceed its increased performance objectives.

BASE SALARY:             The Committee determines the levels of salary for key
                         executive officers and a salary range for other executive officers. Factors considered are:

                         - Salary survey comparison results;

                         - Prior year salary;

                         - Changes in individual job responsibilities;

                         - Past performance of individuals; and most
                           importantly,

                         - Achievement or trends toward achievement of specified
                           Company goals.

ANNUAL INCENTIVES:       The Committee sets an annual incentive award formula
                         under the Executive Incentive Compensation Plan (EICP).
                         The award is based on specific benchmarks that are consistent with our annual and long-term strategic planning objectives. These benchmarks are also based on achievement of business plans that the Board has approved that include goals of improved performance over the previous year and take into account industry growth and cycles.

                         At the end of the fiscal year, the Committee applies the formula to objective performance results to determine the executive's award for the year.

LONG-TERM
INCENTIVES:              All executive officers participate in the Long Term
                         Performance Plan (LTPP), which serves to motivate executives to achieve longer-term objectives by providing incentive compensation based on our performance over a three-year period. Under the LTPP, the Committee assigns an executive a contingent performance award. The executive may earn this award based upon the Company's return on shareholder equity during the specified three-year period relative to the Standard & Poor's Manufacturers Diversified Industrial
                         Index median return on shareholders' equity over the same period. At the end of the period, the Committee determines the Company's relative performance results to determine the actual LTPP award amount.

STOCK OWNERSHIP
GUIDELINES:              The Executive Stock Ownership Policy requires all
                         officers and senior managers in each business group, within five years of becoming subject to the Policy, to hold our Common Stock in an amount of one to three times their annual salary.

                         The 1995 Common Stock Purchase Plan for Executives (CSPPE) facilitates the acquisition of common stock by executives subject to the Executive Stock Ownership Policy. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of Common Stock. The price of each share is 100% of the average price of shares purchased by Firstar Bank, N.A as agent for the participants. No brokerage fees or commission are charged and the Company bears the expense of administering the CSPPE.

STOCK OPTION
PROGRAM: The Committee grants stock options and stock appreciation rights (SARs) under the 2000 Stock Option Plan. The Committee determines which individuals are awarded stock options and SARs, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option. In 2000, compensation to executives through stock options and SARs and the LTPP, taken together, was targeted at the 50th percentile of such compensation granted by similar companies as identified in the survey.

SAVINGS AND
INVESTMENT PLAN
401(K) Executive officers may participate in the Company's Savings and Investment Plan, which includes Company contributions to the plan, and an Equalization Benefit Plan under which certain executives are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations. Employee and Company contributions in excess of qualified plan limits are accounted for as if invested in various accounts.

CEO COMPENSATION:        Mr. Keyes' total compensation is based on our Company's
                         outstanding performance, his individual performance, executive compensation levels at other companies, the desire to retain his services and terms of his employment agreement. His salary and incentives reflect the leadership, vision and focus he has provided to our Company.

                         Mr. Keyes' base salary increased to $1,100,000.00 in 2000 from $1,030,000 in 1999. This salary approximated the average base salary for other chief executive officers for the 22 companies reviewed.

                         Approximately 84% of Mr. Keyes' compensation is tied to performance goals. Mr. Keyes fiscal 2000 EICP award of $2,260,000 is based upon the return on shareholder's equity and operating income growth for the Company for fiscal 2000 and represents 90% of the maximum amount available under the criteria set forth by the Committee. In fiscal 2000, Mr. Keyes received payment under the LTPP of $972,000, which is based upon the Company's return on shareholder equity over the past three fiscal years and represents 100% of the maximum amount available under the criteria established by the Committee. Mr. Keyes received an option award of 150,000 shares on November 17, 1999.

                                   Southwood J. Morcott, Chairman
                                   William F. Andrews
                                   Paul A. Brunner
                                   William H. Lacy
                                   Members, Compensation Committee

                             AUDIT COMMITTEE REPORT

The Board of Directors appoints an audit committee each year to review the Company's financial matters. Each member of the Company's audit committee meets the independence requirements set by the New York Stock Exchange. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ending September 30, 2000, with management. The committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the company's independent auditors, PricewaterhouseCoopers LLP. The audit committee received a written disclosure and letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report to shareholders and Form 10-K to be filed with the Securities and Exchange Commission.

     The Board of Directors has adopted a written charter to govern the audit committee. A copy of the Company's audit committee charter has been included as Exhibit B to this proxy statement.

                                   Paul A. Brunner, Chairman
                                   Robert A. Cornog
                                   Willie D. Davis
                                   Richard F. Teerlink
                                   Members, Audit Committee

                               PERFORMANCE GRAPH

EXPLANATION OF THE
GRAPH: The line graph below compares the cumulative total shareholder return on our Common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the S&P Manufacturers (Diversified Industrial) Index. This graph is based on the market price of the Common Stock and assumes the reinvestment of dividends.

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG S&P 500 INDEX,
                   S&P MANUFACTURERS (DIVERSIFIED INDUSTRIAL)
                        INDEX AND JOHNSON CONTROLS, INC.

----------------------------------------------------------------------------------------------
                                                           INDEXED RETURN
----------------------------------------------------------------------------------------------
            COMPANY/INDEX               9/95     9/96     9/97     9/98     9/99     9/00
----------------------------------------------------------------------------------------------
 Johnson Controls Inc.                  100     121.33   163.61   156.22   226.28   185.30
----------------------------------------------------------------------------------------------
 S&P Manufacturers
   (Diversified Industrial)             100     128.86   179.38   161.73   253.49   250.60
----------------------------------------------------------------------------------------------
 S&P 500 Comp-Ltd                       100     120.33   168.97   184.27   235.49   266.74
----------------------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

Assumes $100 invested on September 30, 1995 in S&P 500 Index, S&P Manufacturers (Diversified Industrial) Index and Johnson Controls, Inc., and dividends are reinvested at the end of month in which they are paid.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation we paid for the past three fiscal years to each of the six most highly compensated executive officers, including the Chief Executive Officer.

                         SUMMARY OF COMPENSATION TABLE

                                                          OTHER ANNUAL   OPTIONS/   LONG-TERM     ALL OTHER
       NAME AND          FISCAL    SALARY       BONUS     COMPENSATION     SARS     INCENTIVE    COMPENSATION
  PRINCIPAL POSITION      YEAR       ($)         ($)         ($)(1)        (#)      PAYOUTS($)      ($)(2)
  ------------------     ------    ------       -----     ------------   --------   ----------   ------------
James H. Keyes            2000    1,082,505   2,260,000       --         150,000     972,000       160,714
  Chairman and            1999    1,016,256   1,844,000       --         175,000     864,000        89,344
  Chief Executive         1998      956,250     826,000       --         120,000     810,000        78,064
  Officer
John Barth                2000      681,258   1,199,000       --          75,000     420,000        85,837
  President and           1999      606,255     910,000                   90,000     378,000        50,004
  Chief Operating         1998      537,498     458,000       --          60,000     299,000        42,791
  Officer
Stephen A. Roell          2000      452,508     683,000       --          44,000     256,000        55,025
  Senior Vice             1999      417,507     554,000                   45,000     238,000        32,245
  President and           1998      373,752     270,000       --          40,000     223,000        26,526
  Chief Financial
  Officer
Giovanni Fiori            2000      432,504     586,000       --          44,000     144,000            --
  Vice President          1999      397,503     492,000       --          45,000     148,000            --
  Automotive              1998      324,458     310,000       --          24,000     138,000            --
  Systems Group
Michael F. Johnston (3)   2000      432,504     485,000       --          44,000     205,000        48,147
  Vice President          1999      397,503     451,000       --          45,000     130,000        31,790
  Automotive              1998      318,330     310,000       --          24,000     118,000        23,913
  Systems Group
John Kennedy              2000      368,751     493,000       --          25,000     205,000        38,808
  Vice President and      1999      345,003     344,000       --          28,000     192,000        26,391
  Corporate Secretary     1998      324,999     202,000       --          27,000     167,000        24,761

-------------------------
(1) The aggregate amount of "Other Annual Compensation" which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year).

(2) "All Other Compensation" consists of contributions by the Company on behalf of the named individuals to the Company's Savings and Investment plan.

(3) Mr. Johnston resigned from the Company effective at the end of the 2000 fiscal year.

STOCK OPTIONS AND
STOCK APPRECIATION
GRANTS: The following table lists our grants during 2000 of stock options and tandem SARs to the officers named in the Summary Compensation Table.

                     OPTIONS/SAR GRANTS IN FISCAL YEAR 2000

                                  INDIVIDUAL GRANTS
                      -----------------------------------------                 POTENTIAL REALIZABLE
                                      % OF TOTAL                               VALUE AT ASSUMED ANNUAL
                                     OPTIONS/SARS                               RATES OF STOCK PRICE
                                      GRANTED TO    EXERCISE OR                   APPRECIATION FOR
                      OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION      FULL OPTION TERM
        NAME            GRANTED      FISCAL 2000     ($/SHARE)       DATE              5%/10%
        ----          ------------   ------------   -----------   ----------   -----------------------
James H. Keyes.......   150,000         11.51%        $58.41       11/17/09    $5,509,711/$13,962,690
John M. Barth........    75,000          5.75%        $58.41       11/17/09    $2,754,856/$6,981,345
Stephen A. Roell.....    44,000          3.38%        $58.41       11/17/09    $1,616,182/$4,095,722
Giovanni Fiori.......    44,000          3.38%        $58.41       11/17/09    $1,616,182/$4,095,722
Michael F.
  Johnston...........    44,000          3.38%        $58.41        9/16/00    $1,616,182/$4,095,722
John Kennedy.........    25,000          1.92%        $58.41       11/17/09    $918,285/$2,327,115

                         The Company has an employee Stock Option Plan under which options to purchase Common Stock and SARs are granted to officers and other key employees of the Company and its subsidiaries. The per share option/SAR prices are the fair market value of the Company's Common Stock on the date of the grant and the term of the option is 10 years. Fifty percent of each award is exercisable two years after the grant date and the remainder is exercisable three years after the grant date.

                         The amounts shown above as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as your shares, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of our Company can influence those future share values.

2000 OPTIONS,
SAR HOLDINGS AND
EXERCISES:               The following table lists the number of shares acquired
                         and the value realized as a result of option exercises during fiscal 2000 for the listed officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of September 30, 2000.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                                 VALUE OF
                                                            NUMBER OF          UNEXERCISED
                                                           UNEXERCISED         IN-THE-MONEY
                                                          OPTIONS/SARS         OPTIONS/SARS
                              NUMBER OF                     AT FY-END           AT FY-END
                             SHARES/SARS                 ---------------   --------------------
                             ACQUIRED ON      VALUE       EXERCISABLE/         EXERCISABLE/
            NAME              EXERCISE      REALIZED      UNEXERCISABLE       UNEXERCISABLE
            ----             -----------   -----------   ---------------   --------------------
James H. Keyes..............        0                0   564,000/385,000   $13,093,076/$453,750
John M. Barth...............        0                0   102,000/195,000   $1,480,877/$226,875
Stephen A. Roell............        0                0    54,000/109,000   $685,689/$151,250
Giovanni Fiori..............        0                0    72,000/101,000   $1,317,876/ $90,750
Michael F. Johnston.........   32,000      $402,625.20               0/0   $0/$0
John Kennedy................        0                0     75,500/66,500   $1,370,845/102,094

LONG-TERM INCENTIVE
COMPENSATION:            As noted above in the Compensation Committee's report,
                         the Long-Term Performance Plan (LTPP) rewards executives for helping us achieve sustained performance goals and encourages their continued efforts on our behalf. Payouts of awards granted for fiscal 2000 are tied to our Company's weighted average return on shareholders' equity for fiscal years 2000, 2001, 2002 compared with the median return on shareholders' equity of the Standard & Poor's Manufacturers (Diversified
                         Industrial) Index (S&P Index) during the same three-year period. To establish a weighted average, performance in the third year of the award is multiplied by 3/6, performance in the second year is multiplied by 2/6, and performance in the first year is multiplied by 1/6. If the Company's average level of return is:

                         - Less than the 45th percentile of the return for
                           companies in the S&P Index, no award is earned;

                         - Equal or greater than the 45th percentile, the
                           threshold amount is earned;

                         - Equal to or greater than the 50th percentile, the
                           target amount is earned;

                         - Equal to or greater than the 55th percentile, 110% of
                           the target amount is earned; and

                         - Equal to or greater than the 60th percentile, the
                           maximum amount is earned.

                         In fiscal 2000, based upon the data available at this time, LTPP participants were granted 100% of the target available under the criteria established by the Compensation Committee. When the remaining comparison companies have reported, these awards could increase or decrease.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL 2000(1)

                           AMOUNT OF     PERFORMANCE
                          CONTINGENT    PERIOD UNTIL
                          PERFORMANCE   MATURATION OR  THRESHOLD    TARGET      MAXIMUM
          NAME             AWARD($)        PAYOUT         ($)         ($)         ($)
          ----            -----------   -------------  ---------   ---------   ---------
James H. Keyes             1,560,000        2000-      1,248,000   1,560,000   1,872,000
John M. Barth                720,000        2002         576,000     720,000     864,000
Stephen A. Roell             425,000       fiscal        340,000     425,000     510,000
Giovanni Fiori               400,000        years        320,000     400,000     480,000
Michael F. Johnston               --                          --          --          --
John P. Kennedy              323,000                     258,000     323,000     388,000

-------------------------
(1) The values in this table were calculated based on each executive's salary that will be effective January 1, 2001. Actual values at the time of payout will be calculated using each executive's base salary on the last day of the performance period, and therefore, the values in the table could increase or decrease. The maximum values in the table may not be increased higher than the maximum of $3 million under the LTPP.

RETIREMENT PLANS:        The following table shows the maximum annual retirement
                         benefits payable under the Company's plans, including amounts attributable to the Company's Equalization
                         Benefit Plan. Under the Johnson Controls Pension Plan
                         (the Plan), participants become entitled to benefits after five years of service with the Company or any of its subsidiaries, and the normal retirement date is a participant's 65th birthday.

                         The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives are entitled to pension benefits that cannot be paid under the qualified Plan due to these limitations.

                              PENSION PLAN TABLE*

   AVERAGE ANNUAL
   COMPENSATION IN
      HIGHEST 5
  CONSECUTIVE YEARS
  OF LAST 10 YEARS
  BEFORE RETIREMENT      15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
  -----------------      --------    --------     --------     --------     --------     --------
        300,000           76,500       102,000      127,500      153,000      170,250      187,500
        600,000          153,000       204,000      255,000      306,000      340,500      375,000
        900,000          229,500       306,000      382,500      459,000      510,750      562,500
      1,200,000          306,000       408,000      510,000      612,000      681,000      750,000
      1,500,000          382,500       510,000      637,500      765,000      851,250      937,500
      1,800,000          459,000       612,000      765,000      918,000    1,021,500    1,125,000
      2,100,000          535,500       714,000      892,500    1,071,000    1,191,750    1,312,500
      2,400,000          612,000       816,000    1,020,000    1,224,000    1,362,000    1,500,000
      2,700,000          688,500       918,000    1,147,500    1,377,000    1,532,250    1,687,500
      3,000,000          765,000     1,020,000    1,275,000    1,530,000    1,702,500    1,875,000
      3,300,000          841,500     1,122,000    1,402,500    1,683,000    1,872,750    2,062,500
      3,600,000          918,000     1,224,000    1,530,000    1,836,000    2,043,000    2,250,000

-------------------------
* Assuming normal retirement age and years of service under provisions in effect on September 30, 2000 and assuming retirement on that date.

YEARS OF SERVICE:        As of September 30, 2000, the persons named in the
                         Summary Compensation table were credited with the following years of service under the Plan: Mr. Keyes, 31 years, Mr. Barth, 30 years, Mr. Roell, 17 years, Mr.
                         Johnston, 10 years, and Mr. Kennedy, 15 years. Mr.
                         Fiori is not a participant in the Plan.

BENEFITS ACCRUAL:        Pension plans of the Company apply to all regular
                         employees, including officers of the Company. The Plan covers all salaried and non-union hourly employees of the Company. Under the Plan, benefits are accrued according to the following formula: 1.15% of Participant's Average Monthly Compensation multiplied by the Participant's years of Benefit Service plus
                         0.55% of Average Monthly Compensation in excess of the Participant's Covered Compensation multiplied by the Participant's years of Benefit Service. The amounts payable may be adjusted to reflect the Participant's decision on survivor benefits, early retirement or termination, and in some instances age.

DEFINITIONS:             "Average Monthly Compensation" is defined as the
                         average monthly compensation, including salary and bonus, for the highest five consecutive years in the last 10 years.

                         "Covered Compensation" means the average of compensation subject to Social Security taxes (including salary and bonus) for the 35-year period ending in the year the Participant attains Social Security Retirement Age; i.e., the age at which the Participant will be entitled to full Social Security payments.

                             EMPLOYMENT AGREEMENTS

EMPLOYMENT
AGREEMENTS
GENERALLY:               We have employment agreements with each of the named
                         executive officers of the Company. These agreements provide that employment shall continue unless terminated by either the Company or the employee. Such agreements do not automatically extend after the employee reaches age 65.

TERMINATION:             The agreements provide for termination by the Company
                         for cause, for death or disability and under certain circumstances without cause. If terminated without cause, the employee is entitled to receive pay in an amount equal to or greater than two times the Company's termination allowance policy or an amount equal to 52 weeks' earnings of the employee. If terminated with cause, the employee's compensation is terminated immediately.

CHANGE OF CONTROL:       We also have change of control agreements with each of
                         these officers. In the event of a change of control, the agreements provide for a severance payment equal to three times the executive's annual compensation plus a lump sum payment equal to lost benefits under the retirement plan if the executive is terminated other than for cause or has a good reason to terminate employment. If the amount paid upon termination exceeds amounts established under the Internal Revenue Code, which results in payment of additional federal taxes, the executive will receive an additional payment so that the executive will retain the full amount to which he is entitled under the agreement. The executive also has 30 days at the end of the first year after a change of control to terminate his employment for any reason and still receive this benefit. The EICP provides that, in the event of a change of control of our Company, certain participants, including the named executive officers, may re-elect to receive early payment of deferred amounts, and the participant may direct the Company to cause a letter of credit to be issued in an amount sufficient to provide for all payments due to such participant under the Plan.

                         The LTPP also provides that, in the event of a change of control of our Company, certain participants, including the named executives, shall be entitled to receive early payment of deferred amounts.

EXECUTIVE SURVIVOR
BENEFITS PROGRAM:        The Company has in effect an Executive Survivor
                         Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company's regular group life insurance coverage. If a participating executive dies while he is employed by the Company, his beneficiary is entitled to payments of between 90% and 100% (depending on the executive's age) of the executive's final base annual salary for a period of 10 years.

                        JOHNSON CONTROLS SHARE OWNERSHIP

DIRECTORS AND
OFFICERS:                The following table lists our Common Stock ownership as
                         of October 31, 2000, for the persons or groups specified. Ownership includes direct and indirect
                         (beneficial) ownership as defined by the Securities and Exchange Commission rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common Stock.

                                                    AMOUNT AND       UNITS REPRESENTING
                                                   NATURE(1) OF           DEFERRED
           NAME OF BENEFICIAL OWNER               STOCK OWNERSHIP     COMPENSATION(3)
           ------------------------               ---------------    ------------------
James H. Keyes................................        775,735(2)        64,317 units
John M. Barth.................................        231,801(2)        28,805 units
Stephen A. Roell..............................        147,559(2)         4,090 units
Michael F. Johnston...........................         12,954(2)         6,137 units
Giovanni Fiori................................        119,550(2)        13,162 units
John P. Kennedy...............................        110,165(2)        24,346 units
William F. Andrews............................          6,778            6,525 units
Robert Barnett................................          3,119           23,352 units
Natalie Black.................................            882            1,610 units
Paul A. Brunner...............................         13,635            6,006 units
Robert A. Cornog..............................          5,788            8,514 units
Willie D. Davis...............................          4,035            5,903 units
William H. Lacy...............................          6,500            4,457 units
Southwood J. Morcott..........................          2,188            9,624 units
Richard F. Teerlink...........................          4,091            3,621 units
Gilbert R. Whitaker, Jr.......................          5,918           13,392 units
All Directors and Executive Officers as a
  group (not including deferred shares
  referred to in footnote (3))................         Total:              2,069,288(2)
TOTAL PERCENT OF CLASS OF COMMON STOCK
  EQUIVALENTS.................................                                 2.34%

-------------------------
(1) Includes all shares for each officer or director which directly has or shares the power to vote or to direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2) Includes shares of Common Stock, which, as of October 31, 2000, were subject to outstanding stock options exercisable within 60 days as follows: Mr. Keyes, 711,500, Mr. Barth, 177,000, Mr. Roell, 96,500, Mr. Fiori, 106,500,
    Mr. Johnston, 0 and Mr. Kennedy, 103,000. This also reflects common stock equivalents of Preferred Units that are owned by these officers.

(3) Includes deferred shares under the EICP, LTPP, and Deferred Compensation Plan for certain Directors. Units will not be distributed in the form of Common Stock.

SCHEDULE 13G FILINGS:    The Company believes that the following table is an
                         accurate representation of beneficial owners of more than 5% of any class of the Company's securities. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

                                              AMOUNT AND
                        NAME AND ADDRESS      NATURE OF    PERCENT OF
   TITLE OF CLASS      OF BENEFICIAL OWNER    OWNERSHIP      CLASS
   --------------     ---------------------   ----------   ----------
Common Stock          Capital Research and    4,332,400(1)    5.1%
$0.16 2/3 Par Value   Management Company
                      333 South Hope Street
                      Los Angeles, CA 90071
Series D Convertible  Fidelity Management      250.8492(2)    100%
Preferred Stock       Trust Company
$1.00 Par Value       82 Devonshire Street
                      Boston, MA 02109

-------------------------
(1) Capital Research and Management Company reported as of December 31, 1999, sole dispositive power with respect to 4,332,400 shares.

(2) As of October 31, 2000, Fidelity Management Trust Company reported that it held shared voting power and sole dispositive power with respect to the shares indicated above in its capability as trustee of the Johnson Controls, Inc. Employee Stock Ownership Trust.

                               VOTING PROCEDURES

ELECTION OF DIRECTORS:   To be elected, directors must receive a plurality of
                         the shares present and voting in person or by proxy, provided a quorum exists. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy.
                         Plurality means that the number of directors who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

OTHER PROPOSALS:         To be approved, each of the proposals: (a) to ratify
                         the election of PricewaterhouseCoopers LLP as our independent auditors for 2001, and (b) to consider the shareholder proposal to adopt global corporate standards, must receive more votes "FOR" the proposal than "AGAINST." For purposes of determining the vote with respect to these proposals, any shares not voted
                         (whether by abstention, broker non-vote or otherwise) will have no impact.

                         The proxies received will be voted in accordance with the instructions you provide. Unless otherwise instructed by you, all shares represented by your returned telephone, Internet or written proxy will be voted as the Board recommends on each proposal noted on the first page of this proxy statement. Proxies may be revoked as noted on that page.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) Based on a review of reports filed by our directors, executive officers and of beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during 2000 with the Securities and Exchange Commission under
                         Section 16(a) of the Securities Exchange Act of 1934 were timely made.

          SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

SHAREHOLDER
PROPOSALS:               Proposals of shareholders which are intended to be
                         presented at the 2002 Annual Meeting pursuant to Security and Exchange Commission Rule 14a-8, must be received by the Company no later than August 2, 2001 to be included in the Company's proxy materials for that meeting.

                         A shareholder that intends to present business at the 2002 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice to the Company, pursuant to the By-Laws, not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. Therefore, since the Company anticipates mailing its proxy statement on December 1, 2000, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than September 17, 2001, and no later than October 17, 2001.

                         If the notice is received after October 17, 2001, then the notice will be considered untimely and the Company is not required to present such proposal at the 2002 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after October 17, 2001 at the 2002 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.

DIRECTOR NOMINATIONS:    Shareholders wishing to propose direct candidates for
                         consideration by the Directors Committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications.
                         The Company's By-Laws set forth additional requirements for shareholders wishing to nominate director candidates for consideration by shareholders. For elections of directors at an annual meeting, the requirements include written notice by the shareholder of an intent to make such a nomination that complies with the By-Laws to the Secretary of the Company not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's meeting of shareholders.

                         By order of the Board of Directors.

                         JOHN P. KENNEDY

                         John P. Kennedy, Secretary
                         December 1, 2000

                                     [MAP]

                                   EXHIBIT A
                                 ETHICS POLICY

     See brochure entitled "Ethics Policy" that has been included with this proxy.

ETHICS POLICY

THE CORNERSTONE OF CUSTOMER SATISFACTION

OUR CREED

We believe in the free enterprise system. We shall consistently treat our customers, employees, shareholders, suppliers and the community with honesty, dignity, fairness and respect. We will conduct our business with the highest ethical standards.

INTRODUCTION

TO ALL JOHNSON CONTROLS EMPLOYEES:

Johnson Controls has a long proud history of being a good company -- one that has always done its best to exceed the expectations of its customers, its employees, its suppliers and its communities. We are known as a company with integrity, that always tries to do the right thing. Since 1885 the products and services we deliver have changed, but the kind of company we are and the way we do business have not.

Throughout the decades, our people, the employees of Johnson Controls, have stood firm when our beliefs and values have been tested. Today, each one of us is charged with the responsibility to uphold and extend our standards for ethical behavior.

Our corporate creed, together with our statement of values, set forth our beliefs. Our ethics policy is designed to provide additional guidance as to what practices are appropriate for Johnson Controls employees.

We urge you to regularly review these beliefs and discuss them with your co-workers. Agreement among our employees of what is right and what is wrong, and the resolve to always choose the proper course of action is vital to our future and the fulfillment of our mission.

Sincerely,

James H. Keyes
Chairman and Chief Executive Officer

John M. Barth
President and Chief Operating Officer

Stephen A. Roell
Senior Vice President and Chief Financial Officer

WHAT WE VALUE

INTEGRITY: Honesty and fairness are essential to the way we do business and how we interact with people. We are a company that keeps its promises. We do what we say we will do, and we will conduct ourselves in accordance with our code of ethics.

CUSTOMER SATISFACTION: Customer satisfaction is the source of employee, shareholder, supplier and community benefits. We will exceed customer expectations through continuous improvement in quality, service, productivity and time compression.

OUR EMPLOYEES: The diversity and involvement of our people is the foundation of our strength. We are committed to their fair and effective selection, development, motivation and recognition. We will provide employees with the tools, training and support to achieve excellence in customer satisfaction.

IMPROVEMENT AND INNOVATION: We seek improvement and innovation in every element of our business.

SAFETY AND THE ENVIRONMENT: Our products, services and workplaces reflect our belief that what is good for the environment and the safety and health of all people is good for Johnson Controls.

1 REPORTING OF RISKS

Johnson Controls is committed to providing quality products and services that meet or exceed the expectations of our customers. Deficiencies that put the financial security of our company at risk or, more importantly, threaten the physical well-being of any person, should be reported immediately to management. Deficiencies may involve product quality, safety, design, installation or maintenance.

2 PROMOTING HEALTH AND SAFETY

The health and safety of Johnson Controls' employees throughout the world is of utmost importance. Our work processes and policies are designed to minimize risk. We all must routinely review and improve workplace conditions to ensure a safe and healthful workplace and report unsafe working conditions to supervisors and management anywhere in the world.

3 EQUAL OPPORTUNITY AND DIVERSITY

We value and respect the diversity of our employees, suppliers, customers and communities. Our company is committed to providing equal opportunity in all of our employment and purchasing practices. Only in valuing diversity and committing to equal opportunity practices will we be able to fully utilize the human and business resources available to us in our pursuit of customer satisfaction. At the same time, we believe that by valuing diversity we enable all to fully realize their potential. We are committed to providing a workplace that is free of harassment or any other behavior that diminishes a person's integrity and self esteem.

Harassment, in any form or degree, will not be tolerated. The use of child labor or forced labor is strictly prohibited.

4 PROTECTING THE ENVIRONMENT

We respect the needs and concerns of the communities in which we live and work. This is exemplified in the company's long tradition of caring about the quality of the environment. Our products, services and manufacturing methods reflect this concern and our belief that what is good for the environment is good for Johnson Controls. Sound waste management and source reduction practices, recycling and energy conservation are legal, ethical, and business requirements.

5 PROTECTING THE COMPANY'S INFORMATION

Protecting information about Johnson Controls' products, activities, performance or plans is critical to our company's competitive position and reputation. Good judgment is needed to determine what information can or cannot be disclosed to others. Should there be any question as to whether certain information is confidential, employees should consult their supervisor. To limit the potential for important information being used improperly, employees should use "need to know" guidelines even with other Johnson Controls employees.

The use of confidential company information for the personal gain of an employee or anyone else is contrary to Johnson Controls' policies and, in many cases unlawful. Buying or selling Johnson Controls stock on the basis of material nonpublic information is prohibited.

It is also unlawful to communicate this information to other persons who may trade in our stock. Material information is defined as anything a prudent investor should know before investing in a company. This type of information includes, but is not limited to, financial results, new products and acquisition plans that have not already been disclosed to the public.

6 AVOIDING CONFLICTS OF INTEREST

The best interests of Johnson Controls are expected to be foremost in the minds of our employees as they perform their duties. When we become employees of the company, and receive pay and benefits, we make this commitment. It is wrong to seek any other economic gain by virtue of being a Johnson Controls employee. Giving or receiving anything of enough value to influence sound business judgment is prohibited. This also applies to family, friends and business associates. In addition, discussions of future employment with government officials with whom Johnson Controls seeks to do business must be approved in advance.

Johnson Controls trusts its employees with information about company activities and with company funds and property. Use of any of these in a way that conflicts with company interests is strictly prohibited. Situations or arrangements which may conflict with company interests must be approved in advance by the employee's respective business group General Manager.

We must also take care that our actions cannot be perceived as serving other interests. While mutually beneficial relationships with customers and suppliers are encouraged, we should avoid situations that offer the potential for problems. Examples include having a significant stake in, or serving as a director of, a firm that sells to or purchases from Johnson Controls. Employees should also not work for a customer or a supplier. All these examples apply to involvement with our competitors as well.

7 PROPER USE OF COMPANY FUNDS

Employees are personally accountable for any form of company funds such as credit cards, tickets, cash and checks. Those who authorize the use of funds must ensure that the company has received proper value in return. Johnson Controls may be obligated to notify appropriate civil authorities should funds be used for any improper or illegal purpose and will take appropriate disciplinary action in any event.

8 PROPER USE OF COMPANY INFORMATION AND COMPANY PROPERTY

Johnson Controls trusts its employees with information about company activities and with company property. Use of these in a way that conflicts with company interests, or in any manner that may reasonably be considered offensive or disruptive to another employee, is strictly prohibited.

9 APPROPRIATE USE OF E-MAIL, INTERNET AND OTHER COMPUTING RESOURCES

Electronic commerce, electronic mail, and other Internet-related systems are intended to be used for Company business. Additionally, all information on Company computer systems, including electronic mail, is the property of Johnson Controls. Therefore, to ensure that computing resources are used in accordance with expectations, management may inspect and disclose the contents of electronic messages if such inspection and disclosure is made for legitimate business purposes or as necessary to protect the rights and property of Johnson Controls.

The Company is careful to ensure that all employees, customers, suppliers, and the public in general, are treated with dignity and respect. Use of computing resources to offend or harass others is prohibited. Employees who use the Internet to access sites that contain offensive materials related to sex, race, or other protected categories, or who otherwise violate these prohibitions, will be subject to discharge.

10 INTEGRITY OF RECORDKEEPING/ACCOUNTING

Johnson Controls documents a wide range of its activities. The integrity of these records is relied upon to make important business decisions and take actions. Therefore, it is essential that all records are accurate and complete. This responsibility prohibits false or misleading entries regarding both the amount or purpose of transactions. Some examples include vouchers, bills, financial data, expense reports and performance records.

11 POLITICAL/GOVERNMENTAL AND NON-GOVERNMENTAL CONTRIBUTIONS

Within the U.S., no contributions of funds or services are to be made to, or on behalf of, any political organization or candidate by Johnson Controls or any of our subsidiary companies without advance approval by the Law Department. Within the U.S., offering anything of value, directly or indirectly, to government officials in connection with their government duties is prohibited and includes gifts or other things of value offered to their family members. Throughout the world, direct or indirect contributions to any government officials (including their representatives or family members) that are intended to gain preferential treatment for our company are always prohibited.

Johnson Controls recognizes that in some countries outside the U.S. it is legal and customary for companies to make certain contributions to political parties and government officials. Nevertheless, no such contributions or payments can be made by Johnson Controls or its subsidiaries, employees or agents with the intent to obtain or retain business. In addition, contributions or payments must be approved by the Law Department and must be completely and accurately documented in our company's books and records.

12 RULE OF LAW

Any employee involved in court or other similar proceedings arising out of his or her employment with Johnson Controls shall abide by the rules of that forum, cooperate with the orders of that forum, and not in any way commit perjury or obstruction of justice.

13 DEFENSE SECURITY

Johnson Controls and some of its businesses have Top Secret security clearances. Strict care must be taken to comply with the laws on the protection and disclosure of classified information relating to such businesses.

All visits to certain hostile countries, or meetings with their officials anywhere, must be formally reported to the Law Department.

14 ANTITRUST

Planning or acting together with any competitor to fix prices or to agree about the nature, extent or means of competition in any market is against company policy and in violation of antitrust laws. Antitrust laws may also in some circumstances prohibit agreements to boycott, to allocate products, territories, or markets, and to limit the production or sale of products. Using illegal or unethical means to obtain competitive information or gain a competitive advantage over a competitor is prohibited.

15 INTERNATIONAL BUSINESS

There are several laws which restrict where we can do business, what information or products we can supply to certain countries and what information we can provide to a foreign government (e.g., boycott-related requests or U.S. national security concerns). For these reasons, business entry into any new foreign country must be in compliance with these restrictions.

16 RESPONSIBILITIES

Each employee of Johnson Controls is expected to carry out his or her work in accordance with the business standards of conduct of Johnson Controls. Further, all employees are urged to direct any questions or concerns about the company's activities or these standards to their supervisors or the divisional or corporate human resources departments without delay. Any employee who suspects that a violation of the Ethics Policy has occurred is obligated to report it, and such employees shall be protected from retaliation.

This Ethics Policy supersedes all previous Ethics Policies. Employees should also be aware that these standards are greater than those that may be required by local law. Adherence to these standards is a condition of employment with Johnson Controls. Violations are serious matters and will result in disciplinary action. Managers and supervisors are responsible for distributing copies of the Ethics Policy to employees and for making them aware of the importance and specific requirements of the policy.

The Ethics Policy is not all-encompassing, and questions about situations not discussed in the Ethics Policy should be addressed to the Law Department, the Internal Audit Department, the Human Resources Department, or your supervisor. Questions or information concerning possible violations of the Ethics Policy can be provided anonymously by calling 1-800-333-2222, ext. 2211. Outside the U.S. and Canada call 414-228-2211.

Johnson Controls, Inc.
5757 North Green Bay Avenue
Milwaukee, WI 53201-0591

FORM NO. 8813 (9/99)
PRINTED IN U.S.A.

                                                                       EXHIBIT B

                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT

     The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, internal control system, audit process, and the company's process for monitoring compliance with laws and regulations and the company's ethics policy. In performing its duties, the Committee will maintain an effective independent working relationship with the Board of Directors, management, the internal auditors and independent accountants.

ORGANIZATION

     The Audit Committee will consist of at least four independent directors. An independent director should be free of any relationship that could influence his/her judgment as a Committee member. Each member shall posses a detailed understanding of the responsibilities of Committee membership as well as the company's business, operations and risks. The Board of Directors shall designate one of the Committee members as chairperson. The Committee will meet at least four times per year.

ROLES AND RESPONSIBILITIES

                                INTERNAL CONTROL

     - Encourage management to communicate the importance of internal control and to ensure that all individuals possess an understanding of their roles and responsibilities.

     - Review and discuss with management the implementation of internal control recommendations made by internal auditors and independent accountants.

     - Periodically review with management the status of major information technology plans and their potential effect on the internal control environment.

                              FINANCIAL REPORTING

GENERAL

     - Review significant accounting and reporting developments, including recent professional and regulatory pronouncements, and understand their impact on the company's financial statements.

ANNUAL FINANCIAL STATEMENTS

     - Review the company's annual financial statements and determine whether they are complete and consistent with the information known to Committee members, and assess whether they are based upon appropriate accounting principles.

     - Meet with management and the independent accountants to review the financial statements and the results of the audit.

     - Review the MD&A section of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations.

     - Review and approve the report required by the rules of the Securities and Exchange Commission to be included triennially in the company's annual proxy statement.

QUARTERLY FINANCIAL STATEMENTS

- Meet with management, either by telephone or in person, to review the quarterly operating results and discuss any significant variances from the financial plan prior to the public release of the results. The committee chairperson or the entire committee may do this.

COMPLIANCE WITH LAWS AND REGULATIONS

- Review the effectiveness of the system for monitoring compliance with laws and regulations.

- Periodically obtain updates from management, general counsel, and tax director regarding compliance.

COMPLIANCE WITH COMPANY ETHICS POLICY

- Ensure that an ethics policy is formalized in writing and that management takes the necessary actions to disseminate the information and educate all employees.

- Periodically review the program for monitoring compliance and obtain updates from management and general counsel.

INTERNAL AUDIT

- Approve internal auditors' proposed audit schedule and plans.

- Review activities and organizational structure of the internal audit function.

INDEPENDENT ACCOUNTANTS

The independent accountants are accountable to the Board of Directors and Audit Committee as representatives of the shareholders, and as such, the Committee:

- Approves the independent accountants' proposed audit scope and fees.

- Assesses the performance of the independent accountants and recommends to the Board of Directors the appointment of the independent accountants.

- Reviews report from independent accountants regarding their independence and, if necessary, recommends Board action to satisfy itself of the accountants' independence.

- Obtains assurance from the independent accountants that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

- Discusses with the independent accountant matters related to the conduct of the audit as required in Statement on Auditing Standards No. 61.

OTHER RESPONSIBILITIES

- Meet with the independent accountants, director of internal audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

- Ensure that significant findings and recommendations made by the internal auditors and independent accountants are addressed by management in a timely manner.

Adopted January 25, 2000

PROXY                                                    [JOHNSON CONTROLS LOGO]

                      VOTE BY TELEPHONE, INTERNET OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

                                   TELEPHONE

                                   [PICTURE]

                         toll-free in U.S. and Canada:
                                  877-265-9608

Use any touch-tone telephone to vote your proxy. Have your Proxy Form in hand when you call. You will be prompted to enter your control number, located in the telephone box below, and then follow the simple directions.

                                       or

                                    INTERNET

                                   [PICTURE]

                          HTTP://WWW.VOTEYOURPROXY.COM

Use the Internet to vote your proxy. Have your Proxy Form in hand when you access the website. You will be prompted to enter your control number, located in the Internet box below, to create an electronic ballot.

                                       or

                                      MAIL

                                   [PICTURE]

Mark, sign and date your Proxy Form and return it in the postage-paid envelope we have provided.
--------------------------------------------------------------------------------

The undersigned, having received the Notice of Meeting and Proxy Statement dated December 1, 2000, and Annual Report for 2000, hereby appoints J.P. Kennedy and J.H. Keyes, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders' meeting of Johnson Controls, Inc., on January 24, 2001, and at any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.

This proxy when properly executed will be voted in the manner directed therein by the undersigned. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your Proxy Form. IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY FORM.

                                 CONTROL NUMBER
                         FOR TELEPHONE/INTERNET VOTING

When you vote on-line, sign up to access next year's annual report and proxy via the Internet. Register at WWW.VOTEYOURPROXY.COM

                                                         [JOHNSON CONTROLS LOGO]

                    2001 ANNUAL MEETING -- JANUARY 24, 2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                                     FOR    WITHHOLD
                                                                     ALL    FROM ALL
1.   Election of Directors                                           [ ]      [ ]
     01 William F. Andrews
     02 Robert L. Barnett
     03 Willie D. Davis
     04 Richard F. Teerlink

    EXCEPTIONS

    To withhold authority to vote for any individual nominee(s), mark the exceptions box and write the number code(s) as listed above.

[ ] Check this box if address change, and indicate correction below:

                                                                FOR    AGAINST    ABSTAIN
2. Approval of PriceWaterhouseCoopers as independent            [ ]      [ ]        [ ]
   auditors for 2001.

AS THE COMPANY ALREADY HAS ITS OWN STANDARDS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

                                                                FOR    AGAINST    ABSTAIN
3. Proposal for a global set of corporate standards             [ ]      [ ]        [ ]

If no direction is made, this proxy will be voted FOR all nominees listed in items 1 and 2, and AGAINST item 3. And in the discretion of the proxies, upon other such matters which may properly come before the meeting or any adjournments thereof.

PLEASE SIGN IN BOX ABOVE.

Please sign name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.

Dated:
------------------------------